                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
               (INCLUDING ASSOCIATED RIGHTS TO PURCHASE SERIES A
                     JUNIOR PARTICIPATING PREFERRED STOCK)
                                       OF
                     MORRISON MANAGEMENT SPECIALISTS, INC.
                                       TO
                              YORKMONT ONE, INC.,
                     A WHOLLY OWNED INDIRECT SUBSIDIARY OF
                               COMPASS GROUP PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share of Morrison Management Specialists, Inc., a Georgia corporation (the "Company") (including the associated rights to purchase Series A Junior Participating Preferred Stock) (the "Shares"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach SunTrust Bank (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 SUNTRUST BANK

                                          BY HAND OR                     BY FACSIMILE
           BY MAIL:                   OVERNIGHT COURIER:                TRANSMISSION:
        SunTrust Bank                   SunTrust Bank             (For Eligible Institutions
         Attn: Reorg                     Attn: Reorg                        only)
        P.O. Box 4625                 58 Edgewood Avenue                (404) 332-3875
    Atlanta, Georgia 30302                Suite 225
                                    Atlanta, Georgia 30303

                        CONFIRM FACSIMILE TRANSMISSION:

                            (For confirmation only)
                                 (800) 568-3476

                             FOR INFORMATION CALL:

                                 (800) 568-3476

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Yorkmont One, Inc., a Georgia corporation (the "Purchaser") and a wholly owned indirect subsidiary of Compass Group PLC, a public limited company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 16, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

          ------------------------------------------------------------

   Number of Shares Tendered
   ------------------------------------------------------------

   Certificate Nos. (if available)

   ------------------------------------------------------------

   ------------------------------------------------------------

   (Check box if Shares will be tendered by book-entry transfer)

   [ ] The Depository Trust Company

   Account Number
   ----------------------------------------

   Dated:
   ---------------------------------------------------

          ------------------------------------------------------------
          ------------------------------------------------------------

   Name(s) of Record Holder(s):

   ------------------------------------------------------------

   ------------------------------------------------------------
                                  PLEASE PRINT

   Address(es):
   ---------------------------------------------

   ------------------------------------------------------------
                                                                   (Zip Code)

   Area Code and Tel. No(s):

   ------------------------------------------------------------

   Signature(s):

   ------------------------------------------------------------
          ------------------------------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof. Holders whose Shares are held through the Company's Dividend Reinvestment Plan need not deliver certificates for such Shares or comply with the procedures for book-entry transfer; however, such holders must complete the appropriate box captioned "Dividend Reinvestment Plan Shares" in the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

          ------------------------------------------------------------

   Name of Firm:
   -------------------------------------------

   Address:
   -------------------------------------------------

   ------------------------------------------------------------
                                                                   (Zip Code)

   Area Code and Tel. No.:
   --------------------------------

          ------------------------------------------------------------
          ------------------------------------------------------------

   ------------------------------------------------------------
                             (Authorized Signature)

   Name:
   ---------------------------------------------------
                             (Please Print Or Type)

   Title:
   -----------------------------------------------------

   Dated:
   ---------------------------------------------------

          ------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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